UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

820 S. Friendswood Drive, Suite 201 Friendswood, Texas		77546
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02          Unregistered Sales of Equity Securities.

In connection with the closing of the initial public offering of shares of common stock of Castle Biosciences, Inc. (the “Company”), which occurred on July 29, 2019 (the “IPO”), the Company issued 1,661,106 shares of its common stock as a result of the automatic conversion of $21.8 million of aggregate principal amount plus accrued interest underlying convertible promissory notes.  In addition, the Company issued an aggregate of 27,207 shares of its common stock as a result of the net exercise of certain outstanding warrants.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On July 29, 2019, the Company filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective as of immediately prior to the closing of the IPO.

Amendment and Restatement of Bylaws

Effective as of July 29, 2019, the Company adopted Amended and Restated Bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO.

The foregoing descriptions of the Restated Certificate and Restated Bylaws are qualified in their entirety by reference to the full text of the Restated Certificate and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, and are incorporated herein by reference.

Item 8.01.          Other Events.

On July 29, 2019, the Company issued a press release announcing the closing of the IPO, involving the issuance of 4,600,000 shares of its common stock, including 600,000 shares issued and sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares of common stock, at a price to the public of $16.00 per share. The gross proceeds to the Company were approximately $73.6 million, before deducting underwriting discounts and commissions and offering expenses.

A copy of the Company’s press release announcing the closing of the IPO is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.
99.1	Press Release, dated July 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

By:	/s/ Derek J. Maetzold
Derek J. Maetzold President and Chief Executive Officer

Dated: July 29, 2019